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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): March 16, 2001

                                  AZURIX CORP.

             (Exact name of registrant as specified in its charter)

                Delaware                 001-15065          76-0589114

      (State or other jurisdiction      (Commission       (I.R.S. Employer
           of incorporation)            File Number)    Identification Number)

              333 Clay Street, Suite 1000
                   Houston, Texas                             77002
       (Address of principal executive offices)             (Zip Code)

                                 (713) 646-6001
              (Registrant's telephone number, including area code)



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ITEM 5. OTHER EVENTS.

On March 16, 2001, Azurix Corp. ("Azurix") issued a press release announcing that its shareholders voted to approve and adopt the Agreement and Plan of Merger by and among Enron Corp., Enron BW Corp., a wholly owned indirect subsidiary of Enron, and Azurix dated as of December 15, 2000. The merger was consummated on March 16, 2001, at which time Enron BW Corp. was merged into Azurix with Azurix being the surviving corporation.

 Under the Agreement and Plan of Merger, as a result of the merger, each issued and outstanding share of Azurix common stock, other than those shares held by Atlantic Water Trust, Enron Corp., Enron BW Corp. Azurix and any of their wholly owned subsidiaries, was canceled and converted into the right to receive $8.375 per share (rounding up the aggregate cash to be paid to each such shareholder, to the extent necessary, to the next $.01).

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

         (c) Exhibits

                  Exhibit 99.1 - Press Release dated March 16, 2001


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       AZURIX CORP.

Date: March 16, 2001                   By: /s/ JOHN L. GARRISON, JR.
                                          --------------------------
                                          John L. Garrison, Jr.
                                          President and Chief Executive Officer



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                                  EXHIBIT INDEX



EXHIBIT
NUMBER                             DESCRIPTION
-------                            -----------
99.1              Press Release dated March 16, 2001.